GRIFFIN-AMERICAN HEALTHCARE REIT II

Fourth Quarter 2013 Investor Update

Fourth Quarter 2013 Highlights and Accomplishments

- Completed fourth quarter and 2013 acquisitions totaling approximately $554.9 million and $1.5 billion, respectively, based on purchase price. The company's portfolio grew approximately 110 percent during 2013, based on purchase price, from approximately $1.3 billion as of Dec. 31, 2012 to approximately $2.8 billion as of Dec. 31, 2013.
- The company's non-RIDEA property portfolio achieved an aggregate average occupancy of 95.8 percent, while the portion of its portfolio operated utilizing a RIDEA structure achieved an aggregate average occupancy of 93.6 percent, as of Dec. 31, 2013. Portfolio leverage (total debt divided by total assets) was just 13.1 percent at year end, while its average remaining lease term remained steady year-over-year at 9.5 years at the close of 2013, based on non-RIDEA leases in effect as of Dec. 31, 2013.
- On October 30, 2013, the company concluded its follow-on public offering. During 2013, the company raised a total of $1.74 billion through its initial and follow-on offerings, the second highest total among all non-traded real estate investment trusts, or REITs, during the year, according to investment banking firm Robert A. Stanger & Co. In total, the company raised more than $2.8 billion in gross offering proceeds since the launch of its initial public offering in late 2009.
- Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, equaled approximately $85.2 million for the year ended Dec. 31, 2013, compared with $(24.9) million for 2012. Normalized modified funds from operations, or normalized MFFO, equaled $109.3 million for the year ended Dec. 31, 2013, representing growth of approximately 122 percent compared to normalized MFFO of $49.2 million for 2012. Normalized MFFO is MFFO as defined by the Investment Program Association, or IPA, adjusted for the cost associated with the purchase during the third quarter 2012 from an unaffiliated third party of the rights to any subordinated distribution that may have been owed to the company's former sponsor.*
- Net operating income, or NOI, totaled approximately $161.0 million for the year ended Dec. 31, 2013, representing an increase of approximately 102 percent over 2012 NOI of approximately $79.6 million. Net income for the year ended Dec. 31, 2013 was $9.1 million as compared to a net loss of $63.2 million in 2012.*



Walstead Place Care Home
Sussex, England

*Year-over-year growth in FFO, MFFO, normalized MFFO and NOI is primarily due to the acquisition of additional properties. Please see financial reconciliation tables and notes at the end of this document for additional information.

Letter from the President

March 21, 2014



We recently filed our Annual Report on Form 10-K with the U.S. Securities and Exchange Commission, and I couldn't be more pleased to provide you with our year-end update for 2013. It was a landmark year for Griffin-American Healthcare REIT II, during which we concluded one of the industry's most successful equity offerings, expanded our footprint internationally with the acquisition of a significant senior housing portfolio in the United Kingdom, and matured to become one of the largest and best diversified healthcare REITs in the country.

Our selective acquisition approach has added significant value to Griffin-American Healthcare REIT II, as demonstrated in our 2013 financial results. We've experienced substantial growth in funds from operations and net operating income, maintained exceptional portfolio occupancy and rent coverage, and reduced our leverage to just 13 percent at year end, which provides the opportunity for attractive continued growth.

Speaking of growth, Griffin-American Healthcare REIT II more than doubled in size during 2013, (based on aggregate acquisition price), growing by approximately 110 percent from approximately $1.3 billion on January 1st to approximately $2.8 billion on December 31st. In fact, between Jan. 1, 2012 and Dec. 31, 2013, the portfolio has expanded by more than 500 percent, based on aggregate purchase price.

Importantly, despite this rapid growth, we have maintained a very low debt level of just 13.1 percent at year-end 2013. Additionally, our portfolio continued to operate at a high level during the year, achieving an aggregate average occupancy of 95.8 percent for our non-RIDEA portfolio, while the portion of our portfolio operated utilizing a RIDEA structure achieved an aggregate average occupancy of 93.6 percent as of Dec. 31, 2013. Our average remaining lease term remained steady year-over-year at 9.5 years, based on non-RIDEA leases in effect as of Dec. 31, 2013.

As a result of our continuing portfolio growth, important financial metrics, such as normalized modified funds from operations and net operating income, experienced year-over-year growth of approximately 122 percent and 102 percent, respectively.

In addition to the continued growth of the REIT, 2013 marked the end of our initial public offering in February and our follow-on public offering in October. During 2013, the company raised a total of $1.74 billion through these offerings, the second highest total among all non-traded REITs during the year, according to investment banking firm Robert A. Stanger & Co. In total, the company raised more than $2.8 billion in gross offering proceeds since the launch of our initial public offering in late 2009.

Looking forward, 2014 should prove to be an even more eventful and exciting year for Griffin-American Healthcare REIT II. As always, we will report back to you on a regular basis regarding our progress as we pursue our strategic plan on your behalf.

Until next quarter,

Danny Prosky
President and Chief Operating Officer
Griffin-American Healthcare REIT II

Normalized MFFO by Quarter*



$40M
$35M
$30M
$25M
$20M
$15M
$10M
$5M
0
$21,575,000
$23,810,000
$26,618,000
$37,263,000
Q1 2013
Q2 2013
Q3 2013
Q4 2013

Portfolio At-A-Glance
As of December 31, 2013

Acquisitions by Quarter



$800M
$700M
$600M
$500M
$400M
$300M
$200M
$100M
0
$92,940,000
$141,383,000
$671,918,000
$554,874,000
Q1 2013
Q2 2013
Q3 2013
Q4 2013

Portfolio Summary

Purchase Price:	$2.8 billion
Buildings:	279
Total Square Feet:	10.6 million
Percentage Leased:	95.8%*
Weighted Average Remaining Lease Term:	9.5 years*
Leverage Ratio (Total Debt Divided by Total Assets):	13.1%

*Excludes properties operated utilizing a RIDEA structure.

Portfolio Composition

(based on purchase price)



Hospitals 7.1%
Skilled Nursing Facilities 14.3%
Senior Housing - RIDEA 11.1%
Senior Housing Facilities 20.8%
Medical Office Buildings 46.7%

Regional Concentration

(based on purchase price)



West 16.0%
Midwest 24.5%
South 25.7%
East 16.8%
International 17.0%

Property Map



Scotland
England
Wales

Legend

- Medical Office Buildings
- Hospitals
- Skilled Nursing Facilities
- Senior Housing Facilities
- Senior Housing - RIDEA

Complete List of Acquisitions

As of December 31, 2013

Acquisition	Acquisition Date	Location	Sq Ft	Leased %	Purchase Price
Lacombe Medical Office Building	March 2010	Lacombe, LA	34,000	100%	$6,970,000
Center for Neurosurgery and Spine	March 2010	Sartell, MN	35,000	100%	$6,500,000
Parkway Medical Center	April 2010	Beachwood, OH	88,000	95%	$10,900,000
Highlands Ranch Medical Pavilion	April 2010	Highlands Ranch, CO	37,000	89%	$8,400,000
Muskogee Long-Term Acute Care Hospital	May 2010	Muskokee, OK	37,000	100%	$11,000,000
St. Vincent Medical Office Building	June 2010	Cleveland, OH	51,000	80%	$10,100,000
Livingston Medical Arts Pavilion	June 2010	Livingston, TX	29,000	72%	$6,350,000
Pocatello East Medical Office Building	July 2010	Pocatello, ID	76,000	100%	$15,800,000
Monument Long-Term Acute Care Hospital Portfolio	Aug, Oct 2010 & Jan 2011	Multiple Locations	115,000	100%	$41,695,000
Virginia Skilled Nursing Facility Portfolio	Sept 2010	Multiple Locations	232,000	100%	$45,000,000
Sylva Medical Office Building	Nov 2010	Sylva, NC	45,000	100%	$11,400,000
Surgical Hospital of Humble	Dec 2010	Humble, TX	30,000	100%	$13,100,000
Lawton Medical Office Building Portfolio	Dec 2010	Lawton, OK	62,000	100%	$11,550,000
Ennis Medical Office Building	Dec 2010	Ennis, TX	30,000	95%	$7,100,000
St. Anthony North Medical Office Building	March 2011	Westminster, CO	60,000	91%	$11,950,000
Loma Linda Pediatric Specialty Hospital	March 2011	Loma Linda, CA	34,000	100%	$13,000,000
Yuma Skilled Nursing Facility	April 2011	Yuma, AZ	40,000	100%	$11,000,000
Hardy Oak Medical Office Building	April 2011	San Antonio, TX	42,000	86%	$8,070,000
Lakewood Ranch Medical Office Building	April 2011	Bradenton, FL	58,000	93%	$12,500,000
Dixie-Lobo Medical Office Building Portfolio	May 2011 & May 2013	Multiple Locations	156,000	100%	$30,100,000
Milestone Medical Office Building Portfolio	May 2011	Multiple Locations	179,000	79%	$44,050,000
Philadelphia Skilled Nursing Facility Portfolio	June 2011	Philadelphia, PA	392,000	100%	$75,000,000
Maxfield Medical Office Building	July 2011	Sarasota, FL	41,000	91%	$7,200,000
Lafayette Physical Rehabilitation Hospital	Sept 2011	Lafayette, LA	26,000	100%	$12,100,000
Sierra Providence East Medical Plaza I	Dec 2011	El Paso, TX	60,000	90%	$7,840,000
Southeastern Skilled Nursing Facility Portfolio	January 2012	Multiple Locations	454,000	100%	$166,500,000
FLAGS Medical Office Building Portfolio	Jan & Mar 2012	Multiple Locations	177,000	80%	$33,800,000
Spokane Medical Office Building	January 2012	Spokane, WA	96,000	97%	$32,500,000
Centre Medical Plaza	April 2012	Chula Vista, CA	75,000	96%	$24,600,000
Gulf Plains Medical Office Building Portfolio	April 2012	Multiple Locations	88,000	100%	$19,250,000
Midwestern Medical Office Building Portfolio	May, July & Aug 2012	Multiple Locations	150,000	88%	$30,060,000
Texarkana Medical Office Building	June 2012	Texarkana, TX	32,000	100%	$6,500,000
Greeley Medical Office Building	June 2012	Greeley, CO	58,000	100%	$13,200,000

Acquisition	Acquisition Date	Location	Sq Ft	Leased %	Purchase Price
Columbia Medical Office Building	June 2012	Columbia, SC	43,000	87%	$6,900,000
Ola Nalu Medical Office Building Portfolio	June & July 2012	Multiple Locations	272,000	98%	$71,000,000
Silver Star Medical Office Building Portfolio	July & Sept 2012	Multiple Locations	147,000	93%	$35,400,000
Shelbyville Medical Plaza	July 2012	Shelbyville, TN	31,000	95%	$6,800,000
Jasper Medical Office Building Portfolio	Aug & Sept 2012	Jasper, GA	57,000	100%	$13,800,000
Pacific Northwest Senior Care Portfolio	Aug 2012 & May 2013	Multiple Locations	394,000	100%	$64,804,000
East Tennessee Medical Office Building Portfolio	Sept 2012	Knoxville, TN	167,000	100%	$51,200,000
Los Angeles Hospital Portfolio	Sept 2012	Multiple Locations	296,000	100%	$85,000,000
Bellaire Hospital	Nov 2012	Houston, TX	161,000	100%	$23,250,000
Massachusetts Senior Care Portfolio	Dec 2012	Multiple Locations	104,000	100%	$24,350,000
St. Petersburg Medical Office Building	Dec 2012	St. Petersburg, FL	53,000	87%	$10,400,000
Bessemer Medical Office Building	Dec 2012	Bessemer, AL	100,000	91%	$25,000,000
Santa Rosa Medical Office Building	Dec 2012	Santa Rosa, CA	102,000	90%	$18,200,000
North Carolina Assisted Living Portfolio	Dec 2012	Multiple Locations	185,000	100%	$75,000,000
Falls of Neuse Raleigh Medical Office Building	Dec 2012	Raleigh, NC	77,000	100%	$21,000,000
Central Indiana Medical Office Portfolio	Dec 2012, Mar, Apr & May 2013	Multiple Locations	594,000	94%	$122,780,000
A&R Medical Office Building Portfolio	February 2013	Multiple Locations	183,000	100%	$31,750,000
Greeley Northern Colorado Medical Office Building Portfolio	February 2013	Greeley, CO	101,000	89%	$15,050,000
St. Anthony North Medical Office Building II	March 2013	Westminster, CO	28,000	87%	$4,100,000
Eagles Landing GA Medical Office Building	March 2013	Stockbridge, GA	45,000	100%	$12,400,000
Eastern Michigan Medical Office Building Portfolio	March 2013	Multiple Locations	94,000	85%	$21,600,000
Pennsylvania Skilled Nursing Facility Portfolio	April 2013	Multiple Locations	75,000	100%	$13,000,000
Rockwall Medical Office Building II	May 2013	Rockwall, TX	18,000	100%	$5,400,000
Pittsfield Skilled Nursing Facility	May 2013	Pittsfield, MA	42,000	100%	$15,750,000
Des Plaines Medical Office Building	May 2013	Des Plaines, IL	47,000	93%	$10,050,000
Winn Medical Office Building Portfolio	June 2013	Decatur, GA	65,000	79%	$9,850,000
Hinsdale Medical Office Building Portfolio	July 2013	Hinsdale, IL	169,000	85%	$35,500,000
Johns Creek Medical Office Building	Aug 2013	Johns Creek, GA	90,000	88%	$20,100,000
Winn Medical Center MOB II	Aug 2013	Decatur, GA	22,000	100%	$2,800,000
Greeley Cottonwood Medical Office Building	Sept 2013	Greeley, CO	36,000	100%	$7,450,000
UK Senior Housing Portfolio	Sept 2013	Multiple Locations	962,000	100%	$472,167,000

Acquisition	Acquisition Date	Location	Sq Ft	Leased %	Purchase Price
Tiger Eye NY Medical Office Building Portfolio	Sept & Dec 2013	Multiple Locations	362,000	100%	$141,000,000
Salt Lake Long-Term Acute Care Hospital	Sept 2013	Murray, UT	35,000	100%	$13,700,000
Lacombe Medical Office Building II	Sept 2013	Lacombe, LA	43,000	59%	$5,500,000
Tennessee Medical Office Building Portfolio	Oct 2013	Multiple Locations	65,000	100%	$13,600,000
Central Indiana Medical Office Building Portfolio II	Dec 2013	Multiple Locations	57,000	91%	$9,400,000
Kennestone East Medical Office Building Portfolio	Dec 2013	Marietta, GA	52,000	83%	$13,775,000
Dux Medical Office Building Portfolio	Dec 2013	Multiple Locations	700,000	94%	$181,800,000
Midwest CCRC Portfolio	Dec 2013	Multiple Locations	1,372,000	(1)	$310,000,000

(1) Midwest CCRC Portfolio is operated utilizing a RIDEA structure. Resident occupancy for these 1,079 units was 93.6 percent as of December 31, 2013.

Eastern Michigan Medical Office Building Portfolio
West Bloomfield, MI



Bessemer Medical Office Building
Bessemer, AL



Risk Factors

An investment in Griffin-American Healthcare REIT II involves a high degree of risk. Investors should purchase shares of common stock only if they can afford a complete loss of their investment. They should also carefully consider the information set forth in the "Risk Factors" section of our annual and quarterly reports filed with the U.S. Securities and Exchange Commission for a discussion of material risk factors relevant to an investment in our common stock, including but not limited to, the following:

- There is no public market for the shares of our common stock. Shares of our common stock cannot be readily sold and there are significant restrictions on the ownership, transferability and repurchase of shares of our common stock. If our stockholders are able to sell their shares of our common stock, they likely would have to sell them at a substantial discount.

- We have limited history and limited financing sources. Therefore, investors may not be able to adequately evaluate our ability to achieve our investment objectives.

- We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of our stockholders' investment if the income from, or the value of, the property securing our debt falls.

- Our advisor entities and their affiliates may receive substantial fees, and we may pay substantial expenses to our advisor entities and their affiliates.

- Many of our officers also are principals, officers and/or employees of our sub-advisor, one of our co-sponsors and other affiliated entities. As a result, our officers will face conflicts of interest, including significant conflicts in allocating time and investment opportunities among us and similar programs sponsored by one of our sponsors.

- The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on our stockholders' investment in us and they may lose money.

- A liquidity event is not guaranteed. If we do not effect a liquidity event, our stockholders may have to hold their investment in shares of our common stock for an indefinite period of time.

- We are not obligated, through our charter or otherwise, to effectuate a liquidity event, and we may not effect a liquidity event within our targeted time frame of five years after the completion of our offering stage, or at all.

- We have paid distributions from sources other than our cash flows from operations, including from the net proceeds from our previous offerings. Until we generate operating cash flows sufficient to pay distributions to our stockholders, we may pay distributions up to 100 percent from borrowings in anticipation of future cash flows or from other sources. We may also be required to sell assets or issue new securities for cash in order to pay distributions. Any such actions could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.

- We rely on our advisor entities and their affiliates for our day-to-day operations and the selection of our investments. We will pay substantial fees to our advisor entities and their affiliates for these services, and the agreements governing these fees were not negotiated at arm's-length. In addition, fees payable to our dealer manager and our advisor entities in our organizational stage are based upon the gross offering proceeds and not on our properties' performance. Such agreements may require us to pay more than we would if we were using unaffiliated third parties and may not solely reflect the interests as a stockholder of our company.

- If we do not maintain our qualification as a REIT, we would be subject to federal income tax at regular corporate rates, which would adversely affect our operations and our ability to pay distributions to our stockholders.

GRIFFIN-AMERICAN HEALTHCARE REIT II

949.270.9200 | www.HealthcareREIT2.com

Griffin-American Healthcare REIT II

Distributions Paid by Quarter[1]


$50M
$40M
$30M
$20M
$10M
0
$19,672,000
$24,266,000
$34,170,000
$47,439,000
Q1 2013
Q2 2013
Q3 2013
Q4 2013

FFO, MFFO and Normalized MFFO Reconciliation

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Years Ended December 31, 2012	Years Ended December 31, 2013
Net income (loss)	$ 5,500,000	$ 6,053,000	$ 3,592,000	$ (6,080,000)	$ (63,244,000)	$ 9,065,000
Add:						
Depreciation and amortization — consolidated properties	$ 14,818,000	$ 16,420,000	$ 19,211,000	$ 25,739,000	$ 38,407,000	$ 76,188,000
Less:						
Net (income) loss attributable to noncontrolling interests	$ (4,000)	$ (9,000)	$ (3,000)	$ 2,000	$ (3,000)	$ (14,000)
Depreciation and amortization related to noncontrolling interests	$ (8,000)	$ (21,000)	$ (29,000)	$ (27,000)	$ (11,000)	$ (85,000)
FFO	$ 20,306,000	$ 22,443,000	$ 22,771,000	$ 19,634,000	$ (24,851,000)	$ 85,154,000
Add:						
Acquisition related expenses (a)	$ 3,605,000	$ 3,674,000	$ 2,301,000	$ 15,921,000	$ 75,608,000	$ 25,501,000
Amortization of above and below market leases (b)	$ 411,000	$ 495,000	$ 482,000	$ 522,000	$ 1,283,000	$ 1,910,000
Amortization of closing costs and origination fees (c)	$ 25,000	$ 42,000	$ 18,000	$ 22,000	$ 15,000	$ 107,000
Gain in fair value of derivative financial instruments (d)	$ (89,000)	$ (123,000)	$ (47,000)	$ (85,000)	$ (24,000)	$ (344,000)
Foreign currency and derivative loss (d) (e)	—	$ 330,000	$ 4,723,000	$ 6,259,000	—	$ 11,312,000
Loss (gain) on extinguishment of debt (f)	—	$ (105,000)	—	$ (22,000)	$ 35,000	$ (127,000)
Adjustments for noncontrolling interests (g)	—	$ (1,000)	$ (5,000)	$ (17,000)	$ 2,000	$ (23,000)
Less:						
Change in deferred rent receivables (h)	$ (2,683,000)	$ (2,945,000)	$ (3,625,000)	$ (4,971,000)	$ (7,081,000)	$ (14,224,000)
MFFO	$ 21,575,000	$ 23,810,000	$ 26,618,000	$ 37,263,000	$ 44,987,000	$ 109,266,000
Add:						
Subordinated distribution purchase (i)	—	—	—	—	$ 4,232,000	—
Normalized MFFO	$ 21,575,000	$ 23,810,000	$ 26,618,000	$ 37,263,000	$ 49,219,000	$ 109,266,000
Weighted average common shares outstanding — basic and diluted	124,240,955	155,827,697	228,053,938	288,930,497	74,122,982	199,793,355
Net income (loss) per common share — basic and diluted	$ 0.04	$ 0.04	$ 0.02	$ (0.02)	$ (0.85)	$ 0.05
FFO per common share — basic and diluted	$ 0.16	$ 0.14	$ 0.10	$ 0.07	$ (0.34)	$ 0.43
MFFO per common share — basic and diluted	$ 0.17	$ 0.15	$ 0.12	$ 0.13	$ 0.61	$ 0.55
Normalized MFFO per common share — basic and diluted	$ 0.17	$ 0.15	$ 0.12	$ 0.13	$ 0.66	$ 0.55

Net Operating Income Reconciliation[2]

	Years Ended December 31, 2013	Years Ended December 31, 2012
Net income (loss)	$ 9,065,000	$ (63,244,000)
Add:		
General and administrative	$ 22,519,000	$ 11,067,000
Subordinated distribution purchase	—	$ 4,232,000
Acquisition related expenses	$ 25,501,000	$ 75,608,000
Depreciation and amortization	$ 76,188,000	$ 38,407,000
Interest expense	$ 17,765,000	$ 13,542,000
Foreign currency and derivative loss	$ 11,312,000	—
Less:		
Interest income	$ (329,000)	$ (15,000)
Income tax benefit	$ (1,005,000)	—
Net operating income	$ 161,016,000	$ 79,597,000

1) We have paid and may continue to pay distributions from sources other than our cash flows from operations, including the net proceeds of our previous offerings, from borrowings in anticipation of future cash flows or from other sources. We may be required to sell assets or issue new securities for cash in order to pay distributions. Any such action could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions. As of December 31, 2013, cumulative distributions have been paid with offering proceeds (62.4 percent), cash flows from operations (37.5 percent) and funds from our former sponsor (0.1 percent). As of December 31, 2013, distributions exceeded earnings.

MFFO and Normalized MFFO Reconciliation Notes

(a) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor entities or their affiliates and third parties, as well as gains and losses on contingent consideration in connection with acquisitions. Acquisition related expenses under accounting principles generally accepted in the United States of America (GAAP) are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, all paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Such fees and expenses will not be reimbursed by our advisor entities or their affiliates and third parties, and therefore if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows.

(b) Under GAAP, above and below market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above and below market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(c) Under GAAP, direct loan origination fees and costs are amortized over the term of the note receivable as an adjustment to the yield on the note receivable. This may result in income recognition that is different than the contractual cash flows under the note receivable. By adjusting for the amortization of the closing costs and origination fees related to our real estate note receivable, MFFO may provide useful supplemental information on the realized economic impact of the note receivable terms, providing insight on the expected contractual cash flows of such note receivable, and aligns results with our analysis of operating performance.

(d) Under GAAP, we are required to record our derivative financial instruments at fair value at each reporting period. We believe that adjusting for the change in fair value of our derivative financial instruments is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(e) We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

(f) We believe that adjusting for the gain or loss on extinguishment of debt provides useful information because such gain or loss on extinguishment of debt may not be reflective of on-going operations.

(g) Includes all adjustments to eliminate the noncontrolling interests' share of the adjustments described in Notes (a) - (f) and (h) to convert our FFO to MFFO.

(h) Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, excluding the impact of foreign currency translation adjustment, MFFO may provide useful supplemental information on the realized economic impact of lease terms, provide insight on the expected contractual cash flows of such lease terms, and align results with our analysis of operating performance.

(i) We believe that adjusting for the purchase of the subordinated distribution provides useful information because such payment may not be reflective of on-going operations.

2) NOI is a non-GAAP financial measure. It is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, subordinated distribution purchase, acquisition related expenses, depreciation and amortization, interest expense, foreign currency and derivative loss, interest income and income tax benefit. The company believes that net operating income is useful for investors as it provides an accurate measure of the operating performance of its operating assets because net operating income excludes certain items that are not associated with the management of the properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, the company's use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. This chart contains the reconciliation of net income (loss), which is the most directly comparable GAAP financial measure, to NOI.